UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2013

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.      Results of Operations and Financial Condition

On January 22, 2013, Parkway Properties, Inc. (“Parkway” or the “Company”) issued a press release announcing its preliminary leasing results for the quarter ended December 31, 2012, updating its 2012 funds from operations outlook and providing its outlook for funds from operations for 2013. A copy of this press release is attached hereto as Exhibit 99.1.

On January 23, 2013, Parkway will conduct an investor presentation at 9:30 a.m. Eastern Time.

The information furnished to the SEC pursuant to this item is furnished in connection with the public release of information in the Company’s press release on January 22, 2013 and in the Company's January 23, 2012 investor presentation.

The information set forth in Items 2.02, 7.01 and 9.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Parkway Properties, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 7.01.      Regulation FD Disclosure

On January 23, 2013, the Company plans to make available a copy of the Investor Presentation on the Company’s website at www.pky.com.

ITEM 9.01.      Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of the Company dated January 22, 2013, announcing the preliminary leasing results for the quarter ended December 31, 2012, updating 2012 funds from operations outlook and providing outlook for funds from operations for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013

PARKWAY PROPERTIES, INC.

By:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and General Counsel